SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 11, 1998




                 SOFTWARE PUBLISHING CORPORATION HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                   1-14076             22-3270045
  (State or other jurisdiction       (Commission        (I.R.S. Employer
         of incorporation)           File Number)     Identification Number)




      3 Oak Road, Fairfield, New Jersey                      07004
 (Address of principal executive offices)                  (Zip Code)




                                 (973) 808-1992
              (Registrant's telephone number, including area code)


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Item 4.   Changes in Registrant's Certifying Accountant.

     On February 11, 1998, the Board of Directors (the "Board") of Software Publishing Corporation Holdings, Inc. (the "Company"), acting upon the recommendation of the Audit Committee of the Board, determined to replace Ernst & Young LLP ("Ernst & Young") as the independent auditors of the Company's financial statements and appointed Richard A. Eisner & Company, LLP ("Eisner") as the Company's new independent auditors engaged as the principal accountant to audit the Company's financial statements, commencing with the Company's fiscal year ended December 31, 1997. The reports of Ernst & Young for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Ernst & Young requiring disclosure pursuant to Item 304(a)(1)(iv) of Regulation S-K, nor were there any reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K. In addition, during the Company's two most recent fiscal years and through the date hereof, neither the Company nor anyone acting on the Company's behalf consulted with Eisner on matters which would require disclosure pursuant to Item 304(a)(2) of Regulation S-K. The Company has requested Ernst & Young to furnish it a letter addressed to the Commission stating whether it agrees with the above statements.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.
          Not applicable.

     (b)  Pro forma financial information.
          Not applicable.

     (c)  Exhibits.
          Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number         Description

99.1 Letter to Ernst & Young, dated February 11, 1998, forwarded in accordance with Item 304(a)(3) of Regulation S-K.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          SOFTWARE PUBLISHING
                                          CORPORATION HOLDINGS, INC.

                                          By: /s/ Mark E. Leininger
                                              Mark E. Leininger
                                          President and Chief Operating Officer
Dated: February 12, 1998

                                  EXHIBIT INDEX


Exhibit
Number    Description

99.1 Letter to Ernst & Young, dated February 11, 1998, forwarded in accordance with Item 304(a)(3) of Regulation S-K.